Press Release
FOR IMMEDIATE RELEASE:

DCT INDUSTRIAL TRUST® REPORTS FOURTH QUARTER
AND FULL-YEAR 2017 RESULTS

Net Earnings of $0.22 per Diluted Share in Q4; $1.11 per Diluted Share in 2017

FFO, as adjusted, of $0.63 per Diluted Share in Q4; $2.45 per Diluted Share in 2017

Year-end Consolidated Operating Occupancy of 97.8 Percent

Rent Growth of 21.5 Percent on a Straight-Line Basis and 5.9 Percent on a Cash Basis in Q4

Quarterly Same-Store Portfolio NOI Growth of 7.6 Percent on a Cash Basis and
2.9 Percent on a Straight-Line Basis in Q4

Annual Same-Store Portfolio NOI Growth of 5.2 Percent on a Cash Basis and 3.4 Percent on a Straight-Line Basis for Q4; 8.0 Percent on a Cash Basis and 4.0 Percent on a Straight-Line Basis for 2017

2018 Net Earnings Guidance Between $1.18 and $1.28 per Diluted Share;
2018 FFO Guidance Between $2.52 and $2.62 per Diluted Share

DENVER, February 1, 2018 - DCT Industrial Trust® (NYSE: DCT), a leading real estate company, today announced financial results for the three months and year ending December 31, 2017.

“DCT had a good fourth quarter, concluding another outstanding year,” said Phil Hawkins, President and CEO of DCT Industrial. “Given strong customer demand and low market vacancies, we expect 2018 will be another successful year for DCT - creating value as well as growing rents and NOI.”

Net income attributable to common stockholders (“Net Earnings”) for Q4 2017 was $0.22 per diluted share compared with $0.21 per diluted share reported for Q4 2016, a 4.8 percent increase. For the year ending December 31, 2017, Net Earnings was $1.11 per diluted share, compared to $1.03 per diluted share, reported for the year ending December 31, 2016, a 7.8 percent increase.

Funds from operations (“FFO”), as adjusted, attributable to common stockholders and unitholders for Q4 2017 was $0.63 per diluted share, compared with $0.59 per diluted share for Q4 2016, a 6.8 percent increase. For the year ending December 31, 2017, FFO, as adjusted, was $2.45 per diluted share, compared with $2.27 per diluted share, for the year ending December 31, 2016, a 7.9 percent increase.

Property Results and Leasing Activity
As of December 31, 2017, DCT Industrial owned 398 consolidated operating properties, totaling 65.1 million square feet, with occupancy of 97.8 percent, a decrease of 20 basis points compared to both Q3 2017 and Q4 2016. In addition, approximately 374,000 square feet, or 0.6 percent, of DCT Industrial’s total consolidated operating portfolio was leased but not occupied as of December 31, 2017, which does not take into consideration 731,000 square feet of leased space in developments under construction or in pre-development. During the fourth quarter, the impact of acquisitions, dispositions and placing developments and redevelopments into operations decreased consolidated operating occupancy by 20 basis points. This does not include the impact of the sale of 1.9 million square feet of 100 percent occupied buildings in January 2018, which further reduces consolidated operating occupancy by 10 basis points.

In Q4 2017, the Company signed leases totaling 2.3 million square feet with rental rates increasing 21.5 percent on a straight-line basis and 5.9 percent on a cash basis, compared to the corresponding expiring leases. For the full-year, the Company signed leases totaling 12.6 million square feet with rental rates increasing 28.5 percent on a straight-line basis and 11.6 percent on a cash basis. The Company’s tenant retention rate was 84.8 percent in Q4 2017 and 76.3 percent for the year ending December 31, 2017.

Net operating income (“NOI”) was $81.7 million in Q4 2017, compared with $79.7 million in Q3 2017. For the year ending December 31, 2017, NOI was $320.0 million compared to $294.5 million for the year ending December 31, 2016.

Comparing Q4 2017 to Q4 2016, NOI from the Quarterly Same-Store Portfolio increased 7.6 percent on a cash basis and 2.9 percent on a straight-line basis, and NOI from the Annual Same-Store Portfolio increased 5.2 percent on a cash basis and 3.4 percent on a straight-line basis. Additionally, NOI from the Annual Same-Store Portfolio for the full-year 2017 increased 8.0 percent on a cash basis and 4.0 percent on a straight-line basis when compared to the full-year 2016. All same-store NOI amounts exclude revenue from lease terminations.

Quarterly Same-Store Portfolio occupancy averaged 98.0 percent in Q4 2017, an increase of 30 basis points from Q4 2016. Quarterly Same-Store Portfolio occupancy as of December 31, 2017 was 98.0 percent.

For definitions of Financial Measures, including Quarterly Same-Store Portfolio and Annual Same-Store Portfolio, see page 9 of this release and page 22 in DCT Industrial’s Fourth Quarter 2017 Supplemental Reporting Package.

Investment Activity
Acquisitions
Since DCT Industrial’s Q3 2017 Earnings Release, the Company acquired a 787,000 square foot building in the I-55 submarket of Chicago for $47.3 million. The building is a shell-complete, Class A facility which was not leased at the time of closing. The Company expects a year-one cash yield of -2.3 percent and a stabilized cash yield of 5.9 percent.

Development
Since the Company’s Q3 2017 Earnings Release, DCT Industrial commenced construction on 1.0 million square feet with a projected investment of $60.2 million and purchased 147.7 acres for the future development of 2.0 million square feet.

Highlights since DCT Industrial’s Q3 2017 Earnings Release:

In Q4 2017:

•
Executed a full-building pre-lease for DCT Conewago Commerce Center, a 100,000 square foot build-to-suit located in the Lehigh Valley submarket of Pennsylvania. The Company plans to acquire the land for the development in Q2 2018.

•	Executed a 54,000 square foot lease for DCT DFW Trade Center, bringing the 113,000 square foot development in the DFW Airport submarket of Dallas to 47.8 percent leased.

•
Commenced construction on Seneca Commerce Center Building IV, a 62,000 square foot building in the Southwest Broward County submarket of Miami. Shell construction is scheduled to be complete in Q3 2018.

•
Acquired 60.1 acres in the I-20 West submarket of Atlanta and commenced construction on a 926,000 square foot building, DCT RiverWest Distribution Center Phase II. Shell construction is scheduled to be complete in Q4 2018.

•	Acquired 87.6 acres in the I-20 West submarket of Atlanta to develop DCT RiverWest Distribution Center Phase III, a 1.0 million square foot building.

Since December 31, 2017:

•
Executed a full-building pre-lease for DCT Petroport Industrial Park Building I, an 89,000 square foot development located in the Port submarket of Houston. Shell construction is scheduled to be complete in Q2 2018.

Dispositions
Since DCT Industrial’s Q3 2017 Earnings Release, the Company sold 10 buildings totaling 2.3 million square feet and the Company has now exited the Memphis and Charlotte markets. These transactions generated total gross proceeds of $129.3 million and have an expected year-one weighted-average cash yield of 6.3 percent.

The table below summarizes dispositions since the Company's Q3 2017 Earnings Release:

Market	Submarket	Square Feet	Occupancy	Closed
Northern California	Concord	26,000	100.0%	Nov-17
Phoenix	Tempe	36,000	100.0%	Nov-17
Miami	Airport West	49,000	95.0%	Dec-17
Dallas	Great West	50,000	100.0%	Dec-17
Orlando	Lake County	193,000	100.0%	Dec-17
Phoenix	Tempe	27,000	100.0%	Jan-18
Memphis (2 buildings)	Southeast	1,385,000	100.0%	Jan-18
Charlotte	South Industrial	472,000	100.0%	Jan-18
Northern California	Concord	38,000	100.0%	Jan-18
Total/Weighted Average		2,276,000	99.9%

Capital Markets
In Q4 2017, DCT Industrial raised $36.1 million in net proceeds from the sale of common stock through its “at the market” equity offering. The Company issued approximately 606,000 shares at a weighted-average price of $60.34 per share. The proceeds were used to fund development and redevelopment and general corporate activities.

Additionally, in December 2017, the Company amended its senior unsecured term loan, originally dated December 15, 2015, to reduce the interest to a variable rate equal to LIBOR, plus a margin, depending on the Company's public debt credit rating, of between 0.90 to 1.75 percent per annum or, at the Company's election, an alternate base rate plus a margin of between 0.45 to 1.40 percent per annum. The interest rate is effectively fixed at 2.81 percent through maturity as of January 1, 2018.

Dividend
DCT Industrial’s Board of Directors declared a $0.36 per share quarterly cash dividend payable on April 11, 2018 to stockholders of record as of March 30, 2018.

Guidance
The Company’s guidance for 2018 Net Earnings (EPS) is between $1.18 and $1.28 per diluted share.

The Company’s 2018 FFO guidance, as adjusted, is between $2.52 and $2.62 per diluted share.

For additional details, assumptions and definitions related to the Company’s 2018 guidance, please refer to page 10 in DCT Industrial’s Fourth Quarter 2017 Supplemental Reporting Package.

Conference Call Information

DCT Industrial will host a conference call to discuss Q4 and full-year results on Friday, February 2, 2018 at 11:00 a.m. Eastern Time. Stockholders and interested parties may listen to a live broadcast of the conference call by dialing (877) 506-6112 or (412) 902-6686. A telephone replay will be available through May 2, 2018 and can be accessed by dialing (877) 344-7529 or (412) 317-0088 and entering the passcode 10115520. A live webcast of the conference call will be available in the Investors section of the DCT Industrial website at www.dctindustrial.com. A webcast replay will also be available shortly following the call until February 2, 2019.

Supplemental information is available in the Investors section of the Company’s website at www.dctindustrial.com or by e-mail request to investorrelations@dctindustrial.com. Interested parties may also obtain additional information from the SEC’s website at www.sec.gov.

About DCT Industrial Trust®
DCT Industrial is a leading real estate company specializing in the ownership, development, acquisition, leasing and management of bulk-distribution and light-industrial properties in high-demand distribution markets in the United States. DCT’s actively-managed portfolio is strategically located near population centers and well-positioned to take advantage of market dynamics. As of December 31, 2017, the Company owned interests in approximately 74.8 million square feet of properties leased to approximately 850 customers. DCT maintains a Baa2 rating from Moody’s Investors Service and a BBB from S&P Global Ratings. Additional information is available at www.dctindustrial.com.

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CONTACT:
Melissa Sachs
DCT Industrial Trust
303-597-2400
investorrelations@dctindustrial.com
###

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(unaudited, in thousands, except share information)

	December 31, 2017	December 31, 2016
ASSETS
Land	$1,162,908	$1,075,995
Buildings and improvements	3,284,976	3,202,293
Intangible lease assets	65,919	78,356
Construction in progress	149,994	72,829
Total investment in properties	4,663,797	4,429,473
Less accumulated depreciation and amortization	(919,186)	(839,773)
Net investment in properties	3,744,611	3,589,700
Investments in and advances to unconsolidated joint ventures	72,231	95,606
Net investment in real estate	3,816,842	3,685,306
Cash and cash equivalents	10,522	10,286
Restricted cash	14,768	7,346
Straight-line rent and other receivables, net of allowance for doubtful accounts of $425 and $379, respectively	80,119	79,889
Other assets, net	25,740	25,315
Assets held for sale	62,681	—
Total assets	$4,010,672	$3,808,142

LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued expenses	$115,150	$93,097
Distributions payable	35,070	29,622
Tenant prepaids and security deposits	34,946	32,884
Other liabilities	34,172	37,403
Intangible lease liabilities, net	18,482	21,421
Line of credit	234,000	75,000
Senior unsecured notes	1,328,225	1,351,969
Mortgage notes	160,129	201,959
Liabilities related to assets held for sale	1,035	—
Total liabilities	1,961,209	1,843,355

Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Shares-in-trust, $0.01 par value, 100,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized 93,707,264 and 91,516,113 shares issued and outstanding as of December 31, 2017 and December 31, 2016, respectively	937	915
Additional paid-in capital	2,985,122	2,884,806
Distributions in excess of earnings	(1,022,605)	(1,006,125)
Accumulated other comprehensive loss	(11,893)	(17,530)
Total stockholders’ equity	1,951,561	1,862,066
Noncontrolling interests	97,902	102,721
Total equity	2,049,463	1,964,787
Total liabilities and equity	$4,010,672	$3,808,142

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited, in thousands, except per share information)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
REVENUES:
Rental revenues	$108,512	$101,853	$423,026	$391,360
Institutional capital management and other fees	359	377	1,442	1,416
Total revenues	108,871	102,230	424,468	392,776

OPERATING EXPENSES:
Rental expenses	9,994	8,967	37,865	36,797
Real estate taxes	16,817	15,291	65,135	60,020
Real estate related depreciation and amortization	42,766	41,090	168,245	161,334
General and administrative	6,843	8,290	28,994	29,280
Impairment losses	283	—	283	—
Casualty gain	(4)	(475)	(274)	(2,753)
Total operating expenses	76,699	73,163	300,248	284,678
Operating income	32,172	29,067	124,220	108,098

OTHER INCOME (EXPENSE):
Equity in earnings of unconsolidated joint ventures, net	1,159	1,135	6,394	4,118
Gain on dispositions of real estate interests	7,468	6,843	47,126	49,895
Interest expense	(16,472)	(16,205)	(66,054)	(64,035)
Interest and other income (expense)	8	(30)	(5)	551
Impairment loss on land	—	—	(938)	—
Income tax expense and other taxes	(2,120)	(81)	(2,267)	(591)
Consolidated net income of DCT Industrial Trust Inc.	22,215	20,729	108,476	98,036
Net income attributable to noncontrolling interests	(1,095)	(1,038)	(4,982)	(4,976)
Net income attributable to common stockholders	21,120	19,691	103,494	93,060
Distributed and undistributed earnings allocated to participating securities	(183)	(172)	(665)	(669)
Adjusted net income attributable to common stockholders	$20,937	$19,519	$102,829	$92,391

NET EARNINGS PER COMMON SHARE:
Basic	$0.22	$0.21	$1.11	$1.03
Diluted	$0.22	$0.21	$1.11	$1.03

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	93,238	91,069	92,574	89,867
Diluted	93,338	91,185	92,688	89,982

Distributions declared per common share	$0.36	$0.31	$1.29	$1.18

Reconciliation of Net Income Attributable to Common Stockholders to Funds from Operations
(unaudited, in thousands, except per share and unit data)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2017	2016	2017	2016
Reconciliation of net income attributable to common stockholders to FFO:
Net income attributable to common stockholders	$21,120	$19,691	$103,494	$93,060
Adjustments:
Real estate related depreciation and amortization	42,766	41,090	168,245	161,334
Equity in earnings of unconsolidated joint ventures, net	(1,159)	(1,135)	(6,394)	(4,118)
Equity in FFO of unconsolidated joint ventures(1)	2,905	2,946	12,304	10,267
Impairment loss on depreciable real estate	283	—	283	—
Gain on dispositions of real estate interests	(7,468)	(6,843)	(47,126)	(49,895)
Gain on dispositions of non-depreciable real estate	8	43	8	43
Noncontrolling interest in the above adjustments	(1,468)	(1,571)	(5,302)	(5,576)
FFO attributable to unitholders	2,018	2,144	8,453	8,930
FFO attributable to common stockholders and unitholders – basic and diluted(2)	59,005	56,365	233,965	214,045
Adjustments:
Impairment loss on land	—	—	938	—
Acquisition costs	—	524	13	1,084
Hedge ineffectiveness (non-cash)(3)	—	(867)	—	(414)
Tax Cuts and Jobs Act of 2017 impact	1,970	—	1,970	—
FFO, as adjusted, attributable to common stockholders and unitholders – basic and diluted	$60,975	$56,022	$236,886	$214,715

FFO per common share and unit – basic	$0.61	$0.59	$2.42	$2.27
FFO per common share and unit – diluted	$0.61	$0.59	$2.42	$2.27

FFO, as adjusted, per common share and unit – basic	$0.63	$0.59	$2.45	$2.28
FFO, as adjusted, per common share and unit – diluted	$0.63	$0.59	$2.45	$2.27

FFO weighted average common shares and units outstanding:
Common shares for net earnings per share	93,238	91,069	92,574	89,867
Participating securities	512	569	504	563
Units	3,304	3,581	3,470	3,912
FFO weighted average common shares, participating securities and units outstanding – basic	97,054	95,219	96,548	94,342
Dilutive common stock equivalents	100	116	114	115
FFO weighted average common shares, participating securities and units outstanding – diluted	97,154	95,335	96,662	94,457

(1)
Equity in FFO of unconsolidated joint ventures is determined as our share of FFO from each unconsolidated joint venture. See DCT Industrial's fourth quarter 2017 supplemental reporting package for additional information.

(2)	FFO as defined by the National Association of Real Estate Investment Trusts (NAREIT).

(3)	Effective as of January 1, 2017, the Company no longer separately records hedge ineffectiveness per the adoption of the Derivatives and Hedging accounting standard update (“ASU”) 2017-12.
Guidance
The Company is providing the following guidance:

	Range for the Full-Year
	2018
	Low	High
Guidance:(1)
Net earnings per common share – diluted	$1.18	$1.28
Adjustments:
Gain on dispositions of real estate interests	(0.37)	(0.37)
Real estate related depreciation and amortization(2)	1.73	1.73
Noncontrolling interests in adjustments	(0.02)	(0.02)
FFO, as adjusted, per common share and unit – diluted	$2.52	$2.62

(1)	The Company’s guidance excludes any potential gains related to future dispositions.

(2)	Includes our proportionate share of real estate depreciation and amortization from unconsolidated joint ventures.

For information related to our Fixed Charge Coverage Ratio please see our Fourth Quarter 2017 Supplemental

The following table is a reconciliation of our reported net income attributable to common stockholders to our net operating income for the three and twelve months ended December 31, 2017 and 2016 (unaudited, in thousands):

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2017	2016	2017	2016
Reconciliation of net income attributable to common stockholders to NOI:
Net income attributable to common stockholders	$21,120	$19,691	$103,494	$93,060
Net income attributable to noncontrolling interests	1,095	1,038	4,982	4,976
Income tax expense and other taxes	2,120	81	2,267	591
Impairment loss on land	—	—	938	—
Interest and other (income) expense	(8)	30	5	(551)
Interest expense	16,472	16,205	66,054	64,035
Equity in earnings of unconsolidated joint ventures, net	(1,159)	(1,135)	(6,394)	(4,118)
General and administrative expense	6,843	8,290	28,994	29,280
Real estate related depreciation and amortization	42,766	41,090	168,245	161,334
Impairment loss	283	—	283	—
Gain on dispositions of real estate interests	(7,468)	(6,843)	(47,126)	(49,895)
Casualty gain	(4)	(475)	(274)	(2,753)
Institutional capital management and other fees	(359)	(377)	(1,442)	(1,416)
Total NOI	$81,701	$77,595	$320,026	$294,543

Quarterly Same-Store Portfolio NOI:
Total NOI	$81,701	$77,595
Less NOI – non-same-store properties	(5,878)	(3,672)
Less revenue from lease terminations	(202)	(9)
Add early termination straight-line rent adjustment	472	5
NOI, excluding revenue from lease terminations	76,093	73,919
Less straight-line rents, net of related bad debt expense	(568)	(3,490)
Less amortization of above/(below) market rents	(532)	(727)
Cash NOI, excluding revenue from lease terminations	$74,993	$69,702

Annual Same-Store Portfolio NOI:
Total NOI	$81,701	$77,595	$320,026	$294,543
Less NOI – non-same-store properties	(14,073)	(11,919)	(52,690)	(37,534)
Less revenue from lease terminations	(202)	(9)	(1,364)	(323)
Add early termination straight-line rent adjustment	472	5	1,191	155
NOI, excluding revenue from lease terminations	67,898	65,672	267,163	256,841
Less straight-line rents, net of related bad debt expense	(246)	(1,138)	(658)	(9,334)
Less amortization of above/(below) market rents	(424)	(619)	(2,053)	(2,569)
Cash NOI, excluding revenue from lease terminations	$67,228	$63,915	$264,452	$244,938

Financial Measures
Terms not otherwise defined below are as defined in our Fourth Quarter 2017 Supplemental Reporting Package.

NOI is defined as rental revenues, which includes expense reimbursements, less rental expenses and real estate taxes, and excludes institutional capital management fees, depreciation, amortization, casualty and involuntary conversion gain (loss), gain on disposition of real estate interests, impairment, general and administrative expenses, equity in earnings (loss) of unconsolidated joint ventures, interest expense, interest and other income and income tax benefit (expense) and other taxes, and net income attributable to noncontrolling interests. DCT Industrial considers NOI to be an appropriate supplemental performance measure because NOI reflects the operating performance of DCT Industrial’s properties and excludes certain items that are not considered to be controllable in connection with the management of the properties such as amortization, depreciation, impairment, interest expense, interest and other income, income tax benefit (expense) and other taxes and general and administrative expenses. We also present NOI excluding lease termination revenue as it is not considered to be indicative of recurring operating performance. However, NOI should not be viewed as an alternative measure of DCT Industrial’s overall financial performance since it excludes expenses which could materially impact our results of operations. Further, DCT Industrial’s NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI. Therefore, DCT Industrial believes net income, as defined by GAAP, to be the most appropriate measure to evaluate DCT Industrial’s overall financial performance.

We calculate Cash NOI as NOI excluding non-cash amounts recorded for straight-line rents including related bad debt expense and the amortization of above and below market rents. DCT Industrial considers Cash NOI to be an appropriate supplemental performance measure because Cash NOI reflects the operating performance of DCT Industrial’s properties and excludes certain non-cash items that are not considered to be controllable in connection with the management of the property such as accounting adjustments for straight-line rent and the amortization of above or below market rent. Additionally, DCT Industrial presents Cash NOI, excluding revenue from lease terminations, as such revenue is not considered indicative of recurring operating performance.

The Quarterly Same-Store Portfolio includes all consolidated stabilized acquisitions acquired before October 1, 2016 and all consolidated Value-Add Acquisitions, developments and Redevelopments stabilized prior to October 1, 2016. Once a property is included in the Quarterly Portfolio, it remains until it is subsequently disposed or placed into redevelopment. We consider NOI and Cash NOI from our Quarterly Same-Store Portfolio to be a useful measure in evaluating our financial performance and to improve comparability between periods by including only properties owned for comparable periods.

The Annual Same-Store Portfolio includes all consolidated stabilized acquisitions acquired before January 1, 2016 and all consolidated Value-Add Acquisitions, developments and Redevelopments stabilized prior to January 1, 2016. Once a property is included in the Annual Same-Store Portfolio, it remains until it is subsequently disposed or placed into redevelopment. We consider NOI from our Annual Same-Store Portfolio to be a useful measure in evaluating our financial performance and to improve comparability between periods by including only properties owned for those comparable periods.

DCT Industrial believes that net income (loss) attributable to common stockholders, as defined by GAAP, is the most appropriate earnings measure. However, DCT Industrial considers funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), to be a useful supplemental, non-GAAP measure of DCT Industrial’s operating performance.

NAREIT developed FFO as a relative measure of performance of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP.

FFO is generally defined as net income attributable to common stockholders, calculated in accordance with GAAP with the following adjustments:

•	Add real estate-related depreciation and amortization;

•	Subtract gains from dispositions of real estate held for investment purposes;

•
Add impairment losses on depreciable real estate and impairments of in substance real estate investments in investees that are driven by measurable decreases in the fair value of the depreciable real estate held by the unconsolidated joint ventures; and

•	Adjustments for the preceding items to derive DCT Industrial’s proportionate share of FFO of unconsolidated joint ventures.

We also present FFO, as adjusted, which excludes hedge ineffectiveness, certain severance costs, acquisition costs, debt modification costs, impairment losses on properties which are not depreciable and charges related to the Tax Cuts and Jobs Act of 2017 impact. We believe that FFO, as adjusted, excluding hedge ineffectiveness, certain severance costs, acquisition costs, debt modification costs, impairment losses on non-depreciable real estate and charges related to the Tax Cuts and Jobs Act of 2017 impact is useful supplemental information regarding our operating performance as it provides a more meaningful and consistent comparison of our operating performance and allows investors to more easily compare our operating results.
Readers should note that FFO or FFO, as adjusted, captures neither the changes in the value of DCT Industrial’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of DCT Industrial’s properties, all of which have real economic effect and could materially impact DCT Industrial’s results from operations. NAREIT’s definition of FFO is subject to interpretation, and modifications to the NAREIT definition of FFO are common. Accordingly, DCT Industrial’s FFO, as adjusted, may not be comparable to other REITs’ FFO or FFO, as adjusted, should be considered only as a supplement to net income (loss) as a measure of DCT Industrial’s performance.

Forward-Looking Statements
We make statements in this report that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and includes statements regarding our anticipated yields. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: national, international, regional and local economic conditions, the general level of interest rates and the availability of capital; the competitive environment in which we operate; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets; decreased rental rates or increasing vacancy rates; defaults on or non-renewal of leases by tenants; acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections; the timing of acquisitions, dispositions and development; natural disasters such as fires, floods, tornadoes, hurricanes and earthquakes; energy costs; the terms of governmental regulations that affect us and interpretations of those regulations, including the cost of compliance with those regulations, changes in real estate and zoning laws and increases in real property tax rates; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal, interest and other commitments; lack of or insufficient amounts of insurance; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; the consequences of future terrorist attacks or civil unrest; environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us; and other risks and uncertainties detailed in the section of our Form 10-K filed with the SEC and updated on Form 10-Q entitled “Risk Factors.” In addition, our current and continuing qualification as a real estate investment trust, or REIT, involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership. We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.